UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No ___)

Filed by Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HIREQUEST, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

111 Springhall Drive

Goose Creek, South Carolina 29445

LETTER TO STOCKHOLDERS

Dear Fellow Stockholders of HireQuest, Inc.:

We are pleased to provide you this report for HireQuest, Inc.'s 2024 fiscal year. We are proud of the efforts of our franchisees and more than 65,000 employees across the country. Through their hard work, we provided, and continue to provide, temporary, direct-hire, and contract staffing solutions across industries including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest's divisions operate as one team for our customers. We are poised to continue to execute on our strategy in 2025 and beyond.

Together, we look forward to facing and overcoming the challenges that 2025 brings. We believe that the proposals described in the accompanying proxy materials are vital to obtaining that goal.

The annual meeting of stockholders of HireQuest, Inc. will take place on June 18, 2025 at 2:00 p.m. Eastern Time. We are pleased to provide stockholders the opportunity to attend the meeting virtually via live audio webcast and telephone dial-in. You may attend, vote, and submit questions during the annual meeting via the internet. You may also vote prior to the annual meeting via proxy card or by logging in to www.cstproxyvote.com using the unique control number printed on your proxy card and following the prompts.

Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are described in the accompanying Notice of the 2025 Annual Meeting of Stockholders and proxy statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting virtually, we urge you to sign, date, and return the proxy at once in the enclosed envelope, go online at www.cstproxyvote.com to vote now, or, if you are a beneficial stockholder, contact your bank or broker for instructions on early voting.

Sincerely,

/s/ Richard F. Hermanns

Richard F. Hermanns
Chairman of the Board of Directors
April 30, 2025

111 Springhall Drive

Goose Creek, South Carolina 29445

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2025

The 2025 Annual Meeting of Stockholders of HireQuest, Inc., a Delaware corporation (“HireQuest,” “we,” “us,” “our,” or the “Company”), will be held virtually via live audio webcast at http://www.cstproxy.com/hirequest/2025, on June 18, 2025 at 2:00 p.m. Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To approve the election of six directors to serve until the next meeting of stockholders and until their respective successors are duly elected and qualify;

2.	To ratify the selection of Forvis Mazars LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the attached proxy statement;

4.	To conduct a non-binding advisory vote to determine the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The annual meeting may be accessed via live audio webcast. In order to access the webcast, please follow the instructions following the question: “How do I attend the virtual Annual Meeting?” contained in the questions and answers section of the accompanying proxy statement.

The Company will transact no other business at the Annual Meeting except such business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders of record at the close of business on April 28, 2025 will be entitled to receive notice for, attend, and vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to vote now. If you are a registered stockholder, simply sign, date, and return the proxy at once in the enclosed envelope or go online at www.cstproxyvote.com to vote now using the unique control number printed on your proxy card. If you are a beneficial stockholder, you must contact your banker or broker to obtain instructions on early voting.

By Order of the Board of Directors of the Company,

/s/ John D. McAnnar

John D. McAnnar
Chief Legal Officer, Secretary
April 30, 2025

111 Springhall Drive

Goose Creek, South Carolina 29445

PROXY STATEMENT

of

HIREQUEST, INC.

Annual Meeting of Stockholders to be held on June 18, 2025

PROXY STATEMENT QUESTIONS AND ANSWERS

Who is soliciting proxies in connection with the 2025 Annual Meeting?

Our Board of Directors is soliciting proxies to be used at our 2025 Annual Meeting of Stockholders (the "Annual Meeting" or the "2025 Annual Meeting").

When will the Company begin mailing proxy materials?

This proxy statement and accompanying form of proxy for the Company's stockholders are first being mailed or delivered to the Company's stockholders on or about May 5, 2025.

Why did I receive this Proxy Statement?

As a stockholder of HireQuest, Inc. on April 28, 2025, the record date for our 2025 Annual Meeting, you are entitled to vote on the proposals described in this proxy statement. You should read it carefully along with our Annual Report on Form 10-K filed with the SEC on March 27, 2025 and all other items we have filed with the SEC to help you determine how to vote on the proposals.

This proxy statement constitutes a proxy statement for the Company under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The accompanying Notice of the 2025 Annual Meeting of Stockholders (the "notice") constitutes a notice of meeting with respect to the 2025 Annual Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement and the accompanying notice. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement or the accompanying notice. This proxy statement is dated April 30, 2025.

When and where is the Annual Meeting?

The Annual Meeting will be held June 18, 2025 at 2:00 p.m., Eastern Time. This year, the Annual Meeting will be held entirely online at www.cstproxy.com/hirequest/2025.

Who is entitled to attend and vote at the Annual Meeting?

All stockholders of record as of the close of business on April 28, 2025 are entitled to receive notice of, attend, and vote at the Annual Meeting. You may authorize a proxy to vote your shares without attending the Annual Meeting. You are entitled to cast one vote for each share of common stock you held of record as of the record date.

Attendance at the Annual Meeting is limited to stockholders of record and beneficial owners of our shares of common stock (see below for distinction). Stockholders are invited to attend the Annual Meeting online at www.cstproxy.com/hirequest/2025 by using their unique control number to register.

How do I attend the virtual Annual Meeting?

The Annual Meeting may be accessed virtually via live audio webcast at www.cstproxy.com/hirequest/2025. Both stockholders of record and “street name” or beneficial stockholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting, and vote their shares electronically at the meeting by following the instructions below.

If you are a stockholder of record:

●	On the day of the Annual Meeting, you may enter the Annual Meeting at www.cstproxy.com/hirequest/2025 by entering your name, email address, and control number included on your proxy card.
●

If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the prompts for voting on the Annual Meeting website (you will need the control number included on your proxy card).

If you are a beneficial or “street name” stockholder, you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●

Once you have your legal proxy form, contact Continental Stock Transfer & Trust Company ("Continental Stock Transfer") to have a control number generated. You may contact Continental Stock Transfer at (917) 262-2373 or by email at proxy@continentalstock.com. “Street name” holders who wish to attend the Annual Meeting should contact Continental Stock Transfer no later than June 17, 2025.

●	On the day of the Annual Meeting, you may enter the Annual Meeting at www.cstproxy.com/hirequest/2025 by entering your name, email address, and control number.
●

If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the prompts for voting on the Annual Meeting website (you will need the control number you received from Continental Stock Transfer).

The Annual Meeting live audio webcast will begin promptly at 2:00 p.m., Eastern Time, on June 18, 2025. We encourage you to access the meeting prior to the start time. You should allow ample time for the check-in procedures on the day of the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner?

Stockholder of Record:

If your shares are registered directly with our transfer agent, Continental Stock Transfer, you are considered the stockholder of record with respect to those shares. In such case, the notice and proxy materials were sent to you by Continental Stock Transfer.

Beneficial or “street name” owner:

If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name.” In such case, the notice and proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in information provided to you by the organization that holds your shares.

What items will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders of the Company will be asked to consider and vote on the following proposals:

●	Proposal 1: the election of six directors named in this proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified;
●	Proposal 2: the ratification of the appointment of Forvis Mazars LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
●	Proposal 3: the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this proxy statement; and
●	Proposal 4: the non-binding advisory vote to determine the frequency of future advisory votes on named executive officer compensation.

In addition, stockholders will vote on such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

What is the Board’s voting recommendation for each item to be considered at the Annual Meeting?

The Board recommends that you vote your shares as follows:

●	Proposal 1: “FOR” the election of each of the six director nominees named in this proxy statement;
●	Proposal 2: “FOR” the ratification of the appointment of Forvis Mazars LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
●	Proposal 3: “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement; and
●	Proposal 4: "FOR" the "ONE YEAR" option for the non-binding advisory vote to determine the frequency of future advisory votes on named executive officer compensation.

How can I vote?

Even if you plan to attend our 2025 Annual Meeting of Stockholders, please read this proxy statement with care and vote right away using one of the methods below.

If you are a stockholder of record:

If you are a stockholder of record, have your proxy card in hand and follow the instructions. You may use any of the following methods for voting:

●

Internet: Go online to www.cstproxyvote.com to register your vote and follow the prompts to vote your shares. Votes submitted electronically over the Internet must be received by 11:59 p.m. Eastern Time on June 17, 2025.

●	Meeting: You may attend the virtual Annual Meeting and vote your shares then.
●	Mail: Fill out, sign, date, and return your proxy card in the enclosed envelope. You must ensure proper completion and receipt of the proxy no later than June 17, 2025.

If you are a beneficial or “street name” owner:

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record for your shares to be voted.

If your shares are not registered in your own name and you plan to vote your shares virtually at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and use it to attend the virtual meeting.

Can I change or revoke my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet or mail, a proxy bearing a later date, or by attending the Annual Meeting and voting online. Attendance online at the Annual Meeting will not by itself constitute revocation of a proxy. If you are the beneficial owner of shares held in street name, you must contact the organization that holds your shares to receive instructions as to how you may revoke your voting instructions.

How are proxies voted?

Proxies properly submitted via the internet or mail will be voted at the Annual Meeting in accordance with your directions. If your properly-submitted proxy does not provide voting instructions on a proposal, then the proxy holders will vote your shares (i) in the manner recommended by the Board on all matters presented in this proxy statement and (ii) as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Richard F. Hermanns and John D. McAnnar have been designated as proxy holders for the Annual Meeting.

What happens if I do not vote or I abstain from voting on one or more proposals?

If you hold your shares beneficially or in “street name,” it is critical that you cast your vote if you want it to count in the election of directors, the non-binding advisory vote on executive compensation, and the non-binding advisory vote to determine the frequency of future advisory votes on named executive officer compensation (Proposals 1, 3, and 4). Your bank or broker is not permitted to vote your uninstructed shares on these proposals. Thus, if you hold your shares in “street name” and you do not instruct your bank or broker how to vote on Proposals 1, 3, or 4, your shares will be considered broker non-votes and will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted. Your bank or broker does have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

You may choose to abstain or refrain from voting your shares (or “withhold authority” with respect to director elections) on one or more issues presented for a vote at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Abstentions have no effect on the outcome of the votes on Proposals 1 and 4, but have the effect of a vote "against" Proposals 2 and 3. Broker non-votes have no effect on the outcome of the vote on Proposals 1, 3, and 4. Because banks and brokers have discretionary authority to vote uninstructed shares on Proposal 2, there are no broker non-votes on Proposal 2.

What vote is required to approve the proposals?

Once a quorum is present, the following vote is required to approve each proposal:

●	Proposal 1: Each director nominee shall be elected by a plurality of the voting power of the shares present or represented by proxy and entitled to vote.
●

Proposals 2 and 3: The ratification of the appointment of Forvis Mazars LLP and the non-binding advisory approval of the compensation of our named executive officers must each receive the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote.

●	Proposal 4: The alternative (every ONE YEAR, TWO YEARS, or THREE YEARS) receiving the highest number of votes cast will be considered the frequency recommended by our stockholders.
●	Other Items: The Board does not currently know of any other matters that may properly be brought before the Annual Meeting.

What is the quorum for the Annual Meeting?

The presence online or by proxy of shareholders entitled to cast a majority of the issued and outstanding shares entitled to vote will constitute a quorum to transact business at the Annual Meeting. At the close of business on the record date, April 28, 2025, there were 14,033,051 shares of Company common stock issued and outstanding. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, if you:

●	Are present online at the Annual Meeting; or
●	Have authorized a proxy on the internet, by telephone, or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present at the Annual Meeting, the chair of the meeting may adjourn the Annual Meeting from time to time in accordance with the Company's bylaws without notice other than announcement of the Annual Meeting.

What if I have a question at the Annual Meeting?

There will be time set aside during the live presentation for questions and answers. Stockholders may send questions to the Company via the Annual Meeting website. The Company will address these questions live at the Annual Meeting or will disclose responses on its website following the Annual Meeting.

Who has paid for this proxy solicitation?

We have paid the entire expense of preparing, printing, and mailing the notice and proxy materials. We have requested banks, brokers, or other nominees and fiduciaries to forward the proxy materials to beneficial owners of our Common Stock and to obtain authorization for the execution of proxies. We will reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners upon request.

Proxies may be solicited by our directors, officers, or employees personally or by telephone without additional compensation for such activities. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although, we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.

Who will serve as inspector of elections?

A representative of Continental Stock Transfer will serve as the inspector of elections.

Where can I find additional information?

This proxy statement incorporates important business and financial information about the Company from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them in writing from the Company at the Company’s principal mailing address: 111 Springhall Drive, Goose Creek, South Carolina 29445, Attention: John D. McAnnar, Corporate Secretary or by telephone at (843) 723-7400 ext. 1000.

BOARD OF DIRECTORS’ INFORMATION

Board Composition

Our Board of Directors is composed of six directors (together, the “Directors”, and each a “Director”). Each Director is elected annually for a term of one year and holds office until the next annual meeting and until a successor is duly elected and qualifies.

The following table sets forth the name, age, starting year, and position for each of our current Directors as of the record date.

Name	Age	Director Since	Position
Richard F. Hermanns	61	2019	Chairman
R. Rimmy Malhotra	49	2016	Vice-Chairman
Lawrence F. Hagenbuch	58	2018	Director (Chair of Audit Committee)
Kathleen Shanahan	66	2019	Director (Chair of Nom/Gov Committee)
Edward Jackson	59	2019	Director
Jack Olmstead	71	2020	Director (Chair of Compensation Committee)

ELECTION OF DIRECTORS

(Proposal #1)

In evaluating the suitability of director nominations, the Nominating and Corporate Governance Committee takes into account factors such as a general understanding of various business disciplines, understanding of the Company’s business environment, backgrounds, perspectives, skills, character, judgment, diversity of experience, and ability to act on behalf of all stockholders. We do not have a formal diversity policy, however, the Nominating and Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, marketing and sales, business development, human capital management, public company governance, growth through mergers and acquisitions, risk management and in other areas that are relevant to our activities.

Nominees For Election

Richard F. Hermanns, R. Rimmy Malhotra, Lawrence F. Hagenbuch, Kathleen Shanahan, Edward Jackson, and Jack Olmstead have been nominated to serve on the Board until our next annual meeting of stockholders and until their respective successors are duly elected and qualify. Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The Board of Directors recommends that the stockholders elect the nominees named below.

The Nominees:

The biographical descriptions below set forth certain information with respect to each nominee for election as a Director at the Annual Meeting. The Board has identified specific attributes of each nominee that the Board has determined qualify that person for service on the Board.

Richard F. Hermanns - Richard F. Hermanns, age 61, was elected as a director in July of 2019 and currently serves as president and chief executive officer of HireQuest, Inc. Mr. Hermanns beneficially owns more than 5% of the Company's voting stock. Mr. Hermanns has nearly thirty years of experience in the temporary staffing industry. He has served as Chief Executive Officer of Hire Quest, L.L.C. since the Company’s founding in 2002. He served in the same capacity for predecessor entities since July 1991. Together with Edward Jackson, Mr. Hermanns owns a majority stake in Bass Underwriters, Inc., a large managing general insurance agent. Prior to founding Hire Quest and its related entities, Mr. Hermanns served as Chief Financial Officer of Outsource International, and as an Assistant Vice President for NCNB National Bank (now Bank of America). Mr. Hermanns obtained his Bachelor of Science degree in Economics and Finance from Barry University, and his Masters of Business Administration in Finance from the University of Southern California. Mr. Hermanns is also active in the charitable realm. Among his charitable pursuits, he founded the Higher Quest Foundation, a non-profit organization dedicated to fighting global hunger in a more sustainable way. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Hermanns should continue to serve as a director include his continued tenure leading the Company, his business acumen, and his experience in the temporary staffing and permanent placement industry. In addition, his significant ownership stake in HireQuest provides our board with a unique perspective regarding the long-term strategy of the company.

R. Rimmy Malhotra - R. Rimmy Malhotra, age 49, was appointed to our Board of Directors on April 6, 2016. Since 2013, Mr. Malhotra has served as the Managing Member and Portfolio Manager for Nicoya Fund LP, a private investment partnership. From 2008 to 2013 he served as portfolio manager of the Gratio Values Fund, a mutual fund registered under the Investment Act of 1940. Prior to this, he was an Investment Analyst at a New York based hedge fund. Since November 2019, Mr. Malhotra has been a member of the Board of Directors of Optex Systems Holdings, Inc. (NASDAQ:OPXS), is the Chair of its Nominating and Corporate Governance Committee, and sits on its Audit and Compensation Committees. Since November of 2024, Mr. Malhotra has been a member of the Board of Directors of FRMO Corp. (OTC Pink:FRMO). Since January 2025, he has served as a member of the Board of Directors of Genasys Inc. (NASDAQ:GNSS). Beginning in January 2021 and through its acquisition in 2024, he served on the Board of Directors and was Chair of the Audit Committee for Scott’s Liquid Gold-Inc. (OTCBB:SLGD). He earned an MBA in Finance from The Wharton School and a Master’s degree in International Relations from the University of Pennsylvania where he was a Lauder Fellow. Mr. Malhotra holds undergraduate degrees in Computer Science and Economics from Johns Hopkins University. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Malhotra should continue to serve as a director of our Company include his experience with public equity, including his service on the boards of directors of multiple public companies, and his qualifications as a financial matters expert.

Lawrence F. Hagenbuch - Lawrence F. Hagenbuch, age 58, was appointed to Command Center’s Board of Directors in April 2018 and was retained after the Merger. Mr. Hagenbuch chairs our Audit Committee. He brings extensive operations and board experience to the Company, along with expertise in the creation of innovative marketing and planning strategies. Mr. Hagenbuch is currently an operating partner with Crossplane Capital. Mr. Hagenbuch served on the Board of Directors of Optex Systems Holdings, Inc. (NASDAQ:OPXS) from November 2019 until February 2023, where he also was chair of the Audit Committee and served on the Compensation and Nominating and Corporate Governance Committees. Mr. Hagenbuch served on the Board of Directors and the Audit and Compensation Committees of Remy International, Inc. (NASDAQ:REMY) from 2008 until the sale of the company in 2015. He also served on the Board of Directors of Arotech Corporation (NASDAQ:ARTX). Mr. Hagenbuch has served in senior management positions at J. Hilburn, Alix Partners, GE / GE capital, and American National Can. Mr. Hagenbuch began his professional career in the United States Navy. He earned an undergraduate degree in engineering from Vanderbilt University on a full Navy ROTC scholarship. He later earned an MBA from the Wharton School of the University of Pennsylvania. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Hagenbuch should continue to serve as a director of our Company include his years of operating experience at both large and growth-oriented companies, in addition to his experience as a director of other public companies.

Kathleen Shanahan - Kathleen Shanahan, age 66, was elected to the board of directors in July of 2019. Ms. Shanahan presently serves as Senior Advisor to Turtle & Hughes, Inc. where she served as Chief Executive Officer until January 1, 2024. Established in 1923, Turtle & Hughes ranks among the nation’s top twenty electrical distribution companies serving the industrial, construction, commercial, electrical contracting, export, and utility industries. Turtle & Hughes operates in the United States, Canada, Mexico, and Puerto Rico and is a certified women-owned business. She currently serves on the board of directors of Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) and Mosaic Co. (NYSE:MOS) as well as the Barbara Bush Foundation. Ms. Shanahan was previously Chair and Chief Executive Officer, of Ground Works Solutions, formerly URETEK Holdings, Inc., a corporation focused on soil stabilization and densification. She served as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015 through 2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004 through 2007. Ms. Shanahan has also been the CEO and Chairperson of WRSCompass, an environmental engineering and contracting company with a national footprint. She served as Chief of Staff for Florida Governor Jeb Bush, Chief of Staff for Vice President-elect Dick Cheney, Deputy Secretary of the California Trade and Commerce Agency for Governor Wilson, Special Assistant to then Vice President George H. W. Bush, and Staff Assistant to President Ronald Reagan’s National Security Council. She received her undergraduate degree in Nutrition and Biochemistry from the University of California, San Diego, Revelle College, and her Masters in Business Administration from New York University. The particular experience, qualifications, attributes or skills that led our Board to conclude that Ms. Shanahan should continue to serve as a director of our Company include her proven leadership skills, her various business and political relationships, and her service as both executive and director of multiple organizations.

Edward Jackson - Edward Jackson, age 59, was elected to the board of directors in July of 2019. Mr. Jackson beneficially owns more than 5% of the Company's voting stock. Mr. Jackson has more than 35 years of experience in the insurance industry. He is currently the president of Bass Underwriters, Inc., a large managing general insurance agent (“Bass”), in which he and Mr. Hermanns own a majority stake. In his capacity as president of Bass he oversees all management operations, marketing strategies, underwriting reviews, and claims procedures. He also has diverse business holdings in industries other than insurance. He was previously a member of and consultant to Hire Quest Holdings, LLC and its related family of companies. He owns and is president of one of the largest Haagen Dazs franchise stores in North America, and he founded a company that provides inspection services for insurance carriers nationwide. He holds a Bachelor of Science degree in Risk Management and Insurance from Florida State University. He holds insurance licenses in General Lines (Property & Casualty), and Surplus Lines, Health, and Life. The particular experience, qualifications, attributes or skills that led our Board to conclude that Mr. Jackson should continue to serve as a Director include his business acumen, his experience leading a large managing general agent, his franchising experience, and his experience in the insurance industry.

Jack Olmstead – Jack Olmstead, age 71, was appointed to our Board of Directors in June 2020. He is the President of Tri-City Electrical Contractors, Inc., one of Florida’s leading electrical contractors, and has over 37 years of operations and management experience in electrical construction. Mr. Olmstead has served previously as President of the Gulf Coast Chapter of the Associated Builders and Contractors, Inc. He currently serves on the boards of the CEO Council of Tampa and Build Tampa Bay. He has served on the Board of Directors for the Central Florida Chapter of the Children’s Home Society of Florida and is a dedicated supporter for Lifepath Hospice and PACE Center for Girls in Hillsborough County. The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Olmstead should serve as a director of our Company include his many years of operational experience in an industry we serve, his participation in strategic planning and growth of a company in a related industry, and his many business connections.

Director Qualifications and Skills

Our Board and Nominating and Corporate Governance Committee believe that the skills and qualifications identified in the table below are particularly relevant to the Company when evaluating Director nominees, both from an individual and collective standpoint. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the Nominating and Corporate Governance Committee and the Board in making nomination decisions. We believe the combination of skills and qualifications shown below demonstrates how the Board is well-positioned to provide strategic oversight and guidance to management.

Director Skills and Qualifications	Hermanns	Malhotra	Hagenbuch	Shanahan	Olmstead	Jackson	Number of Directors with Skill
Human Resources, Compensation, and Human Capital	●	●	●	●	●	●	6/6
Finance and Accounting	●	●	●	●		●	5/6
Governance and/or Public Company Experience	●	●	●	●	●		5/6
Mergers and Acquisitions	●	●	●	●	●	●	6/6
Sales and Marketing	●		●	●	●	●	5/6
Risk Management	●	●		●		●	4/6
Corporate Management and Strategy	CEO, CFO	CEO	CEO, CFO	CEO	CEO	CEO	6/6

Voting Standard

Under our bylaws, at a stockholder meeting to elect Directors, the affirmative vote of a plurality of the voting power of the shares present or represented by proxy and entitled to vote is sufficient to elect a Director (as long as a quorum is present).

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR each of the six nominees set forth in Proposal #1 to serve a term that will continue until the next annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Highlights

Our commitment to strong corporate governance, effective risk management, and strong independent oversight of management by the Board is reflected in our governance practices and policies.

Corporate governance highlights include:

●	Five out of Six Directors are Independent
●	Active Independent Vice Chairman of the Board
●	Executive Sessions of Independent Directors at all Board meetings
●	All Board Committees Fully Independent
●	Prohibition on Hedging Shares by Insiders

Leadership Structure of the Board

Our Board is committed to effective corporate governance. The Board’s current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, a Vice Chairman, and Board committees comprised solely of independent directors. The Board believes that the current structure appropriately strikes the balance between strong and informed Company leadership and appropriate oversight by independent directors. We value independent oversight as an effective means of promoting corporate performance and enhancing shareholder value. Other than Richard F. Hermanns, our Chairman and Chief Executive Officer, all of our directors are independent.

Mr. Hermanns currently serves as our Chairman and Chief Executive Officer. In his role as Chairman, Mr. Hermanns presides over meetings of the full Board of Directors, provides guidance to the Board and management on a variety of key issues, and is responsible for long-range strategic planning for the Company. As Chief Executive Officer, Mr. Hermanns is responsible for the active management, day-to-day leadership, and overall performance of the Company. While the Company does not have a policy regarding whether the role of the Chairman and Chief Executive Officer should be separate, our Board has determined that Mr. Hermanns’ involvement as both Chairman and Chief Executive Officer benefits the Company because of his proven leadership; extensive knowledge of all aspects of the Company and its business and risks, its industry, and its competitors; deep understanding of the Company’s operations and intimate involvement in the day-to-day business which position him to elevate the most critical business issues for consideration by the Board; and significant personal investment in the Company that aligns his interests with those of stockholders. The Board believes that having Mr. Hermanns serve in both capacities of Chairman and CEO currently allows him more effectively to execute HireQuest’s strategic initiatives and business plans and to confront its challenges.

The benefits of Mr. Hermanns’ concurrent service are bolstered by independent oversight including by the Company’s independent Vice Chairman, R. Rimmy Malhotra. Mr. Malhotra is an additional resource for the Board and management with respect to governance and financial matters. The Vice Chairman has the responsibility and authority to preside over all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, serve as a key liaison between the Chairman and the independent directors, review and approve agendas for the Board of Directors, recommend selection for membership for each board committee, and be available, when appropriate, for consultation and communication with management, independent directors, the Chairman, and stockholders.

After careful consideration, the Nominating and Corporate Governance Committee and our Board have determined that HireQuest’s current Board structure with a combined Chairman and CEO role, an independent Vice Chairman, and committees populated with independent directors is the most appropriate leadership structure for HireQuest and its stockholders given the Company’s ownership and operating structure.

Director Independence

Nasdaq Listing Rules require, and our Board has determined, that at least a majority of our Board be “independent.” In connection with the Nasdaq Listing Rules’ requirement that the major functions of the Audit, Compensation, and Nominations/Corporate Governance Committees be performed by “independent” directors, our Board has determined that the members of those Committees should also be “independent.” The Listing Rules provide that, to qualify as “independent,” a director, in addition to satisfying certain bright-line criteria, must be affirmatively determined by the Board not to have any relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Following their election at the 2024 annual meeting of stockholders, the Board affirmatively determined that each of our directors, other than Mr. Hermanns, satisfies the independence criteria of the Nasdaq Listing Rules and that none has a relationship with the Company that would interfere with their exercise of independent judgment in carrying out their responsibilities as a Director. In determining Mr. Jackson’s independent director status, the Board considered his ownership in Bass Underwriters, Inc., a company which brokers many policies of insurance for the Company and in which Mr. Hermanns maintains an ownership stake. The Board determined that despite this relationship, Mr. Jackson could exercise independent judgment in carrying out his responsibilities as a director. The commission Bass earns on the HireQuest insurance policies is a very small portion of total revenue of Bass. In addition, Mr. Jackson’s significant ownership of HireQuest stock makes it more likely that his interests are aligned with those of stockholders. Still, to avoid even the appearance of any potential conflict, the Board determined that Mr. Jackson would not serve on any Committees.

Code of Ethics

The Board has adopted the HireQuest, Inc. Code of Ethics and Business Conduct (the “Code”) to assist management in performing day-to-day activities and the Board in performing its governance and oversight functions. A copy of the Code is available on our website at www.hirequest.com by choosing the “Invest” tab, selecting “Corporate Governance,” and, finally, clicking on “Governance Documents.” We will provide a copy of the Code to any stockholder free of charge upon request. We will satisfy the disclosure requirement of Item 5.05 of Form 8-K (which requires disclosure on Form 8-K or the company website of certain waivers or amendments of the Code) by posting relevant information on our website at www.hirequest.com. The contents of our website are not incorporated by reference into or made a part of this proxy statement.

Hedging and Related Transactions

Pursuant to the Company's Policy on Insider Trading, covered persons, including all directors, officers, and their respective immediate family members and entities over which such covered person exercises control, are prohibited from engaging in the following transactions in the Company's securities unless advance approval is obtained from the Company's Compliance Officer: sales of Company securities within six months after purchase; short sales; options trading, including buying and selling of puts, calls, or other derivative securities; holding Company securities in a margin account; and hedging, monetization, or other similar arrangements with respect to Company securities. These prohibitions apply both to securities held directly or indirectly by such covered persons as well as those granted to such covered persons as compensation.

Standing Board Committees

Our Board has established standing committees, the Audit, Compensation, and Nominating and Corporate Governance committees, to assist in its duties. The principal responsibilities of each committee are described below and in written charters for each committee, which are available on our website at www.hirequest.com by choosing the “Invest” tab, then selecting “Corporate Governance,” and, finally, clicking “Committee Charters.” The information contained on or available through our website is not part of or incorporated by reference in this proxy statement. We will provide a copy of these charters to any stockholder free of charge upon request. The Board has determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent and satisfy the relevant Securities and Exchange Commission and Nasdaq Listing Rules independence requirements and other requirements for members of such committees.

The following table presents information on our current board committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard F. Hermanns
R. Rimmy Malhotra*	X	X
Kathleen Shanahan	X	X	C
Lawrence F. Hagenbuch*	C
Edward Jackson
Jack Olmstead		C	X

X = Member

C = Chair

* = Audit Committee Financial Expert

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists entirely of directors who meet the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Board has determined that Lawrence F. Hagenbuch and R. Rimmy Malhotra are both “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K and have accounting and financial management expertise within the meaning of the Nasdaq Listing Rules.

The Audit Committee provides oversight by reviewing financial reports and other financial information of HireQuest, reviewing our systems of internal control regarding finance, accounting, legal compliance, and ethics, reviewing our auditing, accounting, and financial reporting process, and administering our related party transactions policy including review and approval of all potential related party transactions. The Audit Committee monitors our financial reporting process and internal control system. The Audit Committee coordinates, reviews, and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management, and our Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee is comprised of Lawrence F. Hagenbuch (Chair), Kathleen Shanahan, and R. Rimmy Malhotra.

Compensation Committee

The Compensation Committee consists entirely of directors who meet the independence requirements of Nasdaq and Rule 10C-1 under the Exchange Act. The principal duties and responsibilities of the Compensation Committee are to review and recommend to the full Board for approval annually the corporate goals and objectives applicable to the CEO’s compensation and judge the CEO’s performance, to review and make recommendations regarding the compensation and performance of other executive employees, to review and recommend incentive compensation plans, to review and make recommendations regarding employment and severance agreements, and to review director compensation.

The Compensation Committee has the power to select and retain a compensation consultant as necessary. No such advisors are currently engaged. The Compensation Committee did not use an advisor to assist it in determining executive compensation for 2024. Executive management is actively involved in determining appropriate compensation and making recommendations to the Compensation Committee for its consideration. The Compensation Committee generally reviews the compensation programs applicable to executive officers on an annual basis. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. For non-CEO executive officers, the Compensation Committee also considers recommendations on compensation set forth by the CEO. The Committee's review duties are non-delegable.

The current Compensation Committee is comprised of Jack Olmstead (Chair), Kathleen Shanahan, and R. Rimmy Malhotra.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists entirely of directors who meet the independence requirements of Nasdaq. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include determining qualifications and expertise required to be a director, identifying and screening individuals qualified to become members of the Board, making recommendations to the Board regarding selection and approval of directors, overseeing corporate governance practices and procedures, and reviewing the Board’s committee structure.

The current Nominating and Corporate Governance Committee members are Kathleen Shanahan (Chair), and Jack Olmstead.

Related Party Transactions Policy

We recognize that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics and Business Conduct, and specific policies are included in our HireQuest, Inc. Related Party Transactions Policy (the “Policy”). All employees and directors are required to follow both policies, and the Audit Committee of the Board is charged with reviewing and approving all related party transactions.

Our Policy defines related party transactions as any transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved in any fiscal year will or may be expected to exceed the lesser of $120,000 or one percent of the average total assets of the Company at year end for the last two completed fiscal years, and (iii) any related party has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing related party transaction. The Policy, in turn, defines a related party as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director, or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company's voting securities, or an immediate family member of any such person.

It is the responsibility of the Audit Committee of the Board to administer the Policy. The Audit Committee shall review all of the relevant facts and circumstances of all related party transactions that require the Committee's approval and either approve or disapprove of the entry into the related party transaction, subject to the exceptions described below. In determining whether to approve or ratify a related party transaction, the Committee must take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company, a subsidiary, or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party's interest in the related party transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve the Related Party Transaction only if the Committee determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the Related Party Transaction.

Certain transactions, including employment of executive officers, compensation of directors, certain transactions with other companies in which the relationship of the related party to the other company does not reach a certain nexus, certain charitable contributions, transactions in which all stockholders receive proportional benefits, and indemnification of directors and officers, are exempted from the Policy.

Related Party Transactions

The following transactions, which have occurred since January 1, 2022 involving related parties, have met, or are reasonably expected to meet, the definition of Related Party Transaction pursuant to the Policy.

The Worlds Franchisees

Mr. Jackson and immediate family members of Mr. Hermanns have direct or indirect ownership interests in certain of our franchisees (the “Worlds Franchisees”). At December 31, 2024, there were 35 Worlds Franchisees that operated 69 of our 425 offices. At December 31, 2023, there were 34 Worlds Franchisees that operated 70 of our 427 offices. At December 31, 2022, there were 27 Worlds Franchisees that operated 67 of our 435 offices.

Immediate family members of Mr. Hermanns own between 14.7% and 62.8% of each of the Worlds Franchisees. Mr. Jackson owns between 10.7% and 25.4% of each of the Worlds Franchisees.

Franchise royalties received from Worlds Franchisees are summarized below:

	Year ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2022
Franchisee royalties	$9,442	$9,577	$8,676

On January 21, 2022, in connection with the purchase of assets from Temporary Alternatives, Inc., the Company closed on the sale of certain assets of the acquired offices to a Worlds Franchisee for an aggregate purchase price of $2.9 million. Based on their respective ownership interests in the purchasing Worlds Franchisee, this corresponds to purchase consideration of approximately $0.9 million paid by immediate relatives of Mr. Hermanns and $0.3 million paid by Mr. Jackson.

On February 28, 2022, in connection with the purchase of Northbound Executive Search assets, the Company closed on the sale of certain assets of the acquired office to a Worlds Franchisee for a purchase price of $6.4 million. Based on their respective ownership interests in the purchasing Worlds Franchisee, this corresponds to purchase consideration of approximately $2.2 million paid by immediate relatives of Mr. Hermanns and $0.9 million paid by Mr. Jackson.

On December 30, 2024, in connection with the purchase of Ready Temporary Staffing assets, the Company closed on the sale of certain of the acquired office to a Worlds Franchisee for a purchase price of $0.6 million. Based on their respective ownership interests in the purchaeing Worlds Franchisee, this corresponds to purchase consideration of approximately $0.4 million paid by the immediate relatives of Mr. Hermanns and $0.1 million paid by Mr. Jackson.

Jackson Insurance Agency ("Jackson Insurance") and Bass Underwriters, Inc. ("Bass")

Mr. Jackson and an immediate family member own Jackson Insurance. Mr. Jackson, Mr. Hermanns, and irrevocable trusts set up by each of them, collectively own a majority of Bass, a large managing general agent.

Jackson Insurance and Bass broker the Company's property, casualty, general liability, directors and officers, and cybersecurity insurance. Jackson Insurance also brokers certain insurance policies on behalf of some of our franchisees, including the Worlds Franchisees.

Premiums, taxes, and fees invoiced by Jackson Insurance and Bass to the Company for these insurance policies during the years ended December 31, 2024, December 31, 2023, and December 31, 2022 were approximately $1.7 million, $1.7 million, and $336,000, respectively in the aggregate. Jackson Insurance retains a commission of approximately 9% - 11% of premiums. For 2024, 2023, and 2022 Jackson Insurance's commissions for the above payments were approximately $145,000, $189,000, and $138,000, respectively. Based on his ownership interests, these funds accrued to Mr. Jackson and an immediate family member. Bass retained approximately 9% - 11% of premiums for certain policies it assisted in brokering or approximately $34,000, $23,000, and $24,000 for 2024, 2023, and 2022, respectively. Based on their respective ownership interests, these amounts correspond to approximately $15,300, $9,700, and $10,800 for Mr. Jackson, and $6,500, $4,400, and $4,600 for Mr. Hermanns, respectively. The remainder of the premiums are paid to unrelated insurance carriers.

Insurance Technologies, Inc. ("Insurance Technologies")

Mr. Jackson, Mr. Hermanns, and irrevocable trusts set up by each of them, collectively own a majority of Insurance Technologies, an IT development and security firm. On October 24, 2019, the Company entered into an agreement with Insurance Technologies to add certain cybersecurity protections to our existing information technology systems and to assist in developing future information technology systems within our HQ Webconnect software. In addition, Insurance Technologies assisted with the IT diligence and integration process with respect to the Snelling and Link acquisitions. Finally, some of our software is licensed through bulk licenses with Insurance Technologies which provides us with discounts.

During the years ended December 31, 2024, December 31, 2023, and December 31, 2022, Insurance Technologies invoiced the Company approximately $520,000, $443,000, and $245,000, respectively, for licenses and services provided pursuant to this agreement. $8,800, $11,400, and $13,900 were paid to Insurance Technologies for the years ended December 31, 2024, 2023, and 2022, respectively, for network services, project management, development, and diligence services. Based on their respective ownership interests in Insurance Technologies, these funds correspond to approximately $3,700, $4,800, and $5,852 of revenue for Mr. Jackson and $1,700, $2,200, and $2,683 of revenue for Mr. Hermanns for the respective years. The remainder of funds paid to Insurance Technologies for 2024, 2023, and 2022 were for pass-through licenses and offshore development firms. Since all such funds were remitted to software providers and offshore development firms, Insurance Technologies does not retain any of those funds.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives, and skills. The Nominating and Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy, however, the Nominating and Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, marketing and sales, business development, human capital management, public company governance, growth through mergers and acquisitions, risk management and in other areas that are relevant to our activities. The skills and diversity of our current Board of Directors is described under the section entitled "Director Qualifications, Skills, and Diversity" above.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to the Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out their duties as directors effectively. The Nominating and Corporate Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Governance Committee also believes it is appropriate for our CEO to participate as a member of the Board of Directors and for other members of our management team to attend and participate in board meetings. Prior to each annual meeting of stockholders, the Nominating and Governance Committee identifies nominees first by evaluating the current directors who are willing to continue in service. These candidates are evaluated based on the criteria described above and the needs of the Board of Directors with respect to the talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board, or other relevant event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee, by management, or by stockholders. However, the Board may also decide to reduce the number of Board seats instead of adding a new member to the Board.

Our bylaws include a provision regarding stockholder suggestions for directors, Article 2.4(ii) – Advance Notice of Director Nominations at Annual Meetings. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company’s Corporate Secretary, John D. McAnnar, in writing by the deadline set forth in this proxy statement under "Stockholder Proposals for the 2026 Annual Meeting of Shareholders - Other Proposals and Nominations." The notice must include the following information regarding the nominee: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

As to the stockholder giving such notice, the notice must include: (A) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nominee and any Stockholder Associated Person (as defined below), (B) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and (D) any material interest of the stockholder or a Stockholder Associated Person in such business. In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (B) and (C) above as of the record date for notice of the meeting. The notice must also include a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee. Submission of a prospective nominee must comply with all requirements set forth in the Company’s Bylaws. "Stockholder Associated Person" of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by, or under common control with such person referred to in the preceding clauses (i) and (ii).

Communications with the Board

Any interested party may communicate with the Board, the Chairman of the Board, or the non-employee directors as a group on a Board-related issue by sending a written communication to: Corporate Secretary, HireQuest, Inc., 111 Springhall Drive, Goose Creek, SC 29445. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board such as sponsorship requests, licensing requests, annual report requests, business solicitations, advertisements, brand comments, and job inquiries, will not be forwarded. Any communication that is screened as described above will be made available to any director upon his or her request.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without members of management. The Committees of the Board are comprised exclusively of independent directors. When members of management attend committee meetings, the committees regularly meet in executive session.

Our Board’s Role in Risk Oversight

Our Board is ultimately responsible for ensuring that an appropriate culture of risk management exists within the Company and plays an active role in overseeing the identification, assessment, and mitigation of risks that are material to the Company. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system.

In fulfilling this responsibility, the Board regularly consults with management to evaluate and, when appropriate, modify our risk management strategies. The Board has ultimate oversight with respect to cybersecurity. For more information on the Company's cybersecurity assessment, identification, and risk management, please refer to "Item 1C. Cybersecurity" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The Board as a whole regularly reviews information regarding our primary areas of risk. In addition, our Board Committees regularly review risks associated with their principal areas of focus and inform the entire Board about their respective assessments of such risk.

At a minimum, management and the Board discuss material risks to the organization, the Company's general risk environment, and potential future threats and trends at each regularly scheduled quarterly meeting of the Board. These discussions include key current and potential future risks in the strategic, competitive, economic, regulatory, legal, operational, financial, compliance, and reputational realms. The full Board is charged with evaluating reports received from management and making inquiries of management where appropriate. In addition, the Board considers specific risk topics in connection with strategic planning and other matters. Finally, the Board oversees risk assessment conducted at the committee level through regular reports from committee Chairpersons and other members.

Our Audit Committee is responsible for ensuring that the Company has adequate and appropriate internal audit functions and controls to provide the committee with assessments of risk and risk management. Our Audit Committee regularly meets with our independent auditor and Chief Financial Officer regarding financial and compliance risks and reports on these meetings to the full Board. The Audit Committee also has primary responsibility over risk related to potential related party transactions. The Audit Committee reviews all potential related party transactions as soon as management believes they are reasonably likely to occur if approved.

Our Compensation Committee oversees and reviews risks related to the compensation of our executive officers and other employees including, without limitation, those relating to employee retention and ensuring executive officers and employees are appropriately incentivized to provide value to the Company and its shareholders.

Our Nominating and Corporate Governance Committee oversees risks related to our governance structure, guidelines, and policies including, without limitation, ensuring our Board possesses adequate skills to assess and address the Company's risks.

Management is charged with identifying risks the Company faces in a timely manner, implementing strategies that are responsive to the Company's risks, evaluating risk and risk management, and promptly communicating information regarding risk to the Board or appropriate committee. When material risks emerge that would require discussion prior to the next regularly scheduled Board or committee meeting, management immediately briefs the Board or appropriate committee. In most instances, this communication from management occurs first as an e-mail or memorandum. If necessary, a special meeting of the Board or committee is called to evaluate the risk.

In evaluating Company risks and potential trends, the Board relies on the expertise of its members and the extensive experience of management in our industry. In addition, the Board regularly consults with our Chief Legal Officer, Mr. McAnnar, who also serves as our Chief Compliance Officer. He reports directly to our CEO, Mr. Hermanns.

Board and Committee Meetings and Attendance in 2024

The full Board of Directors held6 meetings in 2024. The Audit Committee met 5 times. The Compensation Committee met 3 times. The Nominating and Corporate Governance Committee met once. Each of our directors attended at least 75% of all meetings of the Board and committees of which he or she was a member during 2024. We encourage, but do not require, our directors to attend our annual meeting of stockholders. All of our directors attended the 2024 annual meeting.

DIRECTOR COMPENSATION

The following individuals served as Directors of HireQuest, Inc. during all of 2024: Richard F. Hermanns, R. Rimmy Malhotra, Edward Jackson, Lawrence Hagenbuch, Kathleen Shanahan, and Jack Olmstead.

The following table summarizes the compensation we paid to non-employee directors during 2024. Compensation paid to Mr. Hermanns is disclosed under “Compensation of Named Executive Officers – Summary Compensation Table” below.

Name	Fees earned or paid in cash	Stock awards (1)	Option awards	Total
Edward Jackson	$-	$150,247	$-	$150,247
Jack Olmstead	-	163,735	-	163,735
Kathleen Shanahan	12,625	153,676	-	166,301
Lawrence F. Hagenbuch	-	162,987	-	162,987
R. Rimmy Malhotra(2)	-	182,491	-	182,491
Total	$12,625	$813,137	$-	$825,762

1.	This column represents the grant date fair value of shares awarded to each non-employee director (and earned in 2024) in accordance with U.S. GAAP. The amounts were calculated using the closing price of our stock on the grant date. These amounts include all vested and unvested shares. All amounts in this column represent the value of stock elected in-lieu of cash retainers.
2.	At the end of the fiscal year, Mr. Malhotra had options to purchase 8,750 shares of common stock with an average strike price of $5.50 per share. 100% of these options have vested.

The Director Compensation Plan

On September 23, 2019, the Board of Directors adopted and approved the 2019 HireQuest, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). On September 25, 2019, the Board adopted and approved certain revisions to the plan. All subsequent references in this proxy statement to “Director Compensation Plan” include such revisions. The Director Compensation Plan remained in effect in 2024.

Cash Retainers

Pursuant to the Director Compensation Plan, each non-employee director of the Company who is elected or appointed at an annual meeting of stockholders is entitled to receive an annual Board retainer of $36,000 (“Board Annual Retainer”). In addition, each non-employee director who is appointed to serve on a committee of the Board (but not the Chair of such committee) is entitled to receive an annual committee retainer (“Committee Annual Retainer”) as follows: Audit Committee - $5,500; Compensation Committee - $3,500; Nominating and Governance Committee - $3,500. Members of any other special committee established by the Board are entitled to be paid a Committee Annual Retainer, if any, as determined by the Board. The Chair of each committee of the Board is entitled to receive an annual committee chair retainer (“Committee Chair Annual Retainer”) as follows: Audit Committee Chair - $8,500; Compensation Committee Chair - $5,500; Nominating and Governance Committee Chair - $5,500. The Chair of any other special committee established by the Board is entitled to a Committee Chair Annual Retainer, if any, as determined by the Board. The Vice Chairman of the Board is entitled to receive an additional annual retainer (“Vice Chairman Annual Retainer”) of $12,500. The Board Annual Retainer, Committee Annual Retainer, Committee Chair Annual Retainer and Vice Chairman Annual Retainer are payable in cash, in arrears, in equal quarterly installments due within 15 days after the end of a fiscal quarter. At the election of the non-employee director, they may choose to accept stock in lieu of these retainers. Any non-employee director who experiences a separation from service during his or her Board term shall receive pro-rated annual retainers.

Initial Restricted Shares

Pursuant to the Director Compensation Plan, each non-employee director serving on the Board as of September 23, 2019 received an equity award on such date consisting of 15,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2016 Stock Incentive Plan (such shares, the “Initial Restricted Shares,” and such plan, the “2016 Plan”). The Initial Restricted Shares vested in three equal annual installments, with the first 1/3 having vested on June 14, 2020, the second 1/3 having vested on June 14, 2021, and the remainder having vested on June 14, 2022. One non-employee director who was serving as of September 23, 2019 experienced a separation from service before the Initial Restricted Shares fully vested, accordingly his unvested shares as of his date of separation were automatically forfeited.

Annual Restricted Shares

Pursuant to the Director Compensation Plan, as amended, all non-employee directors elected at annual meetings of stockholders commencing with the 2020 Annual Meeting are entitled to receive on the date of each such meeting an equity award of 4,000 restricted shares of Company common stock granted pursuant to and in accordance with the terms of the Company’s 2019 Stock Incentive Plan and a subsequent amendment to the Plan (such shares, the “Annual Restricted Shares,” and such plan, the “2019 Plan”), which shares vest in full on the three-month anniversary of their grant date.

Reimbursement

Non-employee directors are also entitled to reimbursement of reasonable business expenses incurred in connection with the performance of their duties.

Stock Ownership Requirements

Under the Director Compensation Plan, non-employee directors must own, by the second anniversary of their initial election or appointment to the Board, shares (but not counting Initial Restricted Shares or Annual Restricted Shares) having a value equal to the amount of the Board Annual Retainer in place at the time of the initial election or appointment to the Board.

Stock Purchase Matching Program

The Director Compensation Plan contains a stock purchase matching program under which the Company will match 20% of the purchases of common stock of the Company that a non-employee director makes during the period ending on the date on which the stock ownership requirements described above no longer apply to him or her, subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued pursuant to the Company’s 2019 Plan, which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one non-employee director pursuant to the match may not exceed a value of $25,000 in the aggregate in any one-year period; and the shares of matching restricted stock will only vest if the non-employee director serves on the Board on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

Third Party Arrangements

The Company is unaware of any agreements or arrangements between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with any director’s service or candidacy.

EXPERIENCE OF EXECUTIVE OFFICERS AND KEY EMPLOYEE

Information about our executive officers and a key employee follows:

Name	Age	Position
Richard F. Hermanns	61	President, Chief Executive Officer, and Chairman of the Board
Steve G. Crane*	68	Chief Financial Officer
John D. McAnnar	42	Chief Legal Officer, Vice President, and Secretary
Cory Smith*	48	Treasurer and Chief Accounting Officer

*Key employee

Mr. Hermanns’ biography appears above under “Election of Directors – Proposal #1 – The Nominees.”

Steve G. Crane, 68, was appointed the Chief Financial Officer of HireQuest, Inc. on November 13, 2023 and has served in that role since. Mr. Crane will retire effective May 31, 2025. Mr. Crane has more than 20 years of financial management and leadership experience. Immediately prior to joining the Company and since 2014, Mr. Crane served as Founder and Managing Partner of Touchpoint Search, LLC, a finance consulting and recruiting business directed at filling finance and accounting positions as well as providing interim finance and accounting services. From 2007 through 2014, Mr. Crane served as Chief Financial Officer of ModusLink Global Solutions, Inc. (NASDAQ:MLNK), a supply chain and logistics services provider to companies in the consumer electronics, communications, computing, software, storage, and retail industries. From December 1999 through June 2006, Mr. Crane served as Chief Financial Officer, and from June 2006 through April 2007 as President of Interactive Data Corporation (NYSE:IDC), a global provider of financial and business information to financial institutions and retail investors. From 1997 through 1999, Mr. Crane served as Chief Financial Officer of Video Services Corporation (AMEX:VSX). From 1979 through 1997, Mr. Crane served in various roles for ATE, Inc. (1995 – 1997), Pepsi-Cola International (1990 – 1995), Chase Manhattan Corporation (1982 – 1990), and Square D Company (1979 – 1981). He served on the Board of Directors, and was the Chairman of the Audit and Compensation Committees, of Pulse Electronics Corporation (NASDAQ:PULS) from 2011 until the company was acquired and taken private in April 2015. He holds his B.S. in Mechanical Engineering from Tulane University and has a Masters in International Management from Thunderbird School of International Management at Arizona State University.

John D. McAnnar, 42, is the Chief Legal Officer, Vice President of Professional Services, and Secretary of HireQuest, Inc. He has fulfilled the General Counsel or Chief Legal Officer role for both the Company, and its predecessor, HireQuest, LLC, since 2014. His work with HireQuest involves a range of legal, operational, and risk management affairs in different realms, including mergers and acquisitions, securities, employment, insurance and finance, workers’ compensation, and intellectual property. Previously, Mr. McAnnar served in the litigation departments of Carmody MacDonald, P.C., and Armstrong Teasdale, LLP, an Am Law 200 firm, where he focused on complex commercial litigation, corporate, and employment law. Beginning in July 2023 and until it was acquired, he served on the Board of Directors and the Audit, Compensation, and Nominations and Governance Committees of Scott's Liquid Gold, Inc. (OTC:SLGD). He is the co-founder of ArchCity Defenders, a non-profit organization in St. Louis, Mo., that led the push for change in Missouri’s municipal court system following the Ferguson unrest. For this work, Mr. McAnnar has received multiple awards, including the National Legal Aid & Defenders Association New Leaders in Advocacy Award and the Ina M. Boon Social Justice Award from the St. Louis City NAACP. Mr. McAnnar graduated cum laude with a Bachelor of Arts degree from the University of Pittsburgh. He achieved his juris doctorate, magna cum laude, from St. Louis University School of Law, where he was inducted into the Alpha Sigma Nu Jesuit Honor Society and the Order of the Woolsack. He has also been an adjunct professor at the Charleston School of Law.

Cory Smith, 48, is the Treasurer and Chief Accounting Officer of the Company. He was appointed as Command Center’s Chief Financial Officer on July 22, 2017 and served in that capacity for HireQuest until December, 2021 when he became the Company’s Chief Accounting Officer. Mr. Smith was previously employed by Command Center from 2010 through 2015, serving as Controller during the final two years of his tenure. Before rejoining Command Center, he was employed by Southeast Staffing beginning in 2015, where he served as the Vice President of Finance. From 2005 to 2010, Mr. Smith worked as a Certified Public Accountant, primarily performing attestation work. Mr. Smith graduated cum laude from Lewis-Clark State College with a Bachelor of Science in Business Administration.

CERTAIN BENEFICIAL OWNERS OF OUR COMMON STOCK

The following table sets forth as of April 28, 2025, the record date for the Annual Meeting, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, Named Executive Officers ("NEOs"), our key employee, Mr. Smith, and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner (1)	Title of class	Amount and nature of beneficial ownership (2)	Percent of class
Richard F. Hermanns (3)	Common Stock	2,922,303	20.9%
John McAnnar (4)	Common Stock	54,099	*
Cory Smith (5)**	Common Stock	48,150	*
Steve G. Crane (6)	Common Stock	10,000	*
Edward Jackson (7)	Common Stock	2,630,976	18.8%
R. Rimmy Malhotra (8)	Common Stock	219,798	1.6%
Kathleen Shanahan (9)	Common Stock	70,198	*
Lawrence F. Hagenbuch (10)	Common Stock	111,391	*
Jack Olmstead (11)	Common Stock	68,833	*
The Richard F. and Lisa S. Hermanns Dynasty Trust (12)	Common Stock	2,421,050	17.3%
All Officers, Directors, and Key Employee as a group (8 total)	Common Stock	6,087,598	43.5%

* = <1%

** Key Employee

1.	The address of each NEO and Director is: care of HireQuest, Inc., 111 Springhall Drive, Goose Creek, SC 29445.
2.

Beneficial ownership is calculated in accordance with Rule 13d-3 under the Exchange Act, and includes shares held outright, shares held by entities controlled by the beneficial owner, and shares issuable upon exercise of options or warrants which are exercisable on or within 60 days of April 28, 2025.

3.	Includes 2,904,913 shares held outright and 17,390 restricted shares. The restricted shares will vest between June 30, 2025 and June 30, 2026.
4.	Includes 43,474 shares held outright and 10,625 restricted shares. The restricted shares will vest between June 30, 2025 and June 30, 2027.
5.	Includes 33,087 shares held outright, 10,897 restricted shares, and options to purchase 4,166 shares. The restricted shares will vest between June 30, 2025 and June 30, 2027.
6.	All shares are restricted and will vest between November 13, 2025 and September 30, 2027.
7.	Includes 2,628,134 shares held outright and 2,842 restricted shares. The restricted shares will vest between May 13, 2025 and February 13, 2027.
8.

Includes 86,817 shares held outright, 4,101 restricted shares, 120,130 shares held indirectly through the Nicoya Fund, and options to purchase 8,750 shares. The restricted shares will vest between August 15, 2025 and February 13, 2027. The shares held by the Nicoya Fund are directly owned by the Nicoya Fund LLC, a Delaware limited liability company. Mr. Malhotra is the managing member and a co-owner of Nicoya Capital LLC, which is the managing member and owner of the Nicoya Fund.

9.	Includes 68,726 shares held outright and 1,472 restricted shares. The restricted shares will vest between May 23, 2025 and November 20, 2026.
10.	Includes 108,145 shares held outright and 3,246 restricted shares. The restricted shares will vest between May 13, 2025 and February 13, 2027.
11.	Includes 65,743 shares held outright and 3,090 restricted shares. The restricted shares will vest between May 13, 2025 and February 13, 2027.
12.	The address of the trust is: care of Cheryl L. Gordon, 240 S. Pineapple Ave., 10th Floor, Sarasota, FL 34236. The trustees of the trust are Cheryl L. Gordon, an attorney, Edward Jackson, a director, and Kelly A. Hermanns, Mr. Hermanns' sister. The voting and disposition of the Company's common stock owned by the trust requires approval of a majority of the three trustees. Accordingly, each trustee disclaims individual beneficial ownership of the shares of the Company's common stock owned by the trust.

The Company is unaware of any 5% stockholder, director, or Named Executive Officer who has pledged as security or has the right to acquire beneficial ownership of any security of the Company.

RATIFICATION OF APPOINTMENT OF AUDITORS

(Proposal #2)

In accordance with the Audit Committee’s charter, the Audit Committee is responsible for the appointment and retention of our independent registered accounting firm.

The Audit Committee has appointed FORVIS to serve as our independent registered public accounting firm for our fiscal year ended December 31, 2025. While stockholder ratification of the selection of FORVIS as the Company's independent registered public accounting firm is not required by the bylaws or otherwise, the Board is submitting this selection to the stockholders for ratification as a matter of corporate practice. FORVIS provided us professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC in 2024. We believe that FORVIS is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.

If the proposal to ratify FORVIS’s appointment is not approved, other certified public accountants may be considered by the Audit Committee, but the Committee may also decide to retain FORVIS as independent registered public accounting firm for 2025. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of FORVIS are expected to be present at the Annual Meeting and accordingly will be available to make any statements or to respond to any questions.

Voting Standard

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of FORVIS as the Company’s independent public accountant for fiscal year 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table summarizes the fees that FORVIS, our independent registered public accounting firm, charged us for the listed services during 2023 and 2024:

Type of fee	2024	2023
Audit fee (1)	$453,000	$365,000
Audit related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	-	-
	$453,000	$365,000

  1. Audit Fees

Audit fees consist of fees billed for professional services provided in connection with the audit of the Company’s consolidated financial statements and reviews of our quarterly consolidated financial statements.

  2. Audit Related Fees

Audit related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, and not reported under “Audit fees.” All audit related fees were approved by the Audit Committee.

  3. Tax Fees

Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal income tax returns.

  4. All Other Fees

All other fees consist of fees billed for products and services other than the services reported above.

The following table summarizes the fees that Plante Moran, our former independent registered public accounting firm, charged us for the listed services during 2023:

Type of fee	2023
Audit fee (1)	$-
Audit related fees (2)	-
Tax fees (3)	-
All other fees (4)	38,300
$38,300

  1. Audit Fees

Audit fees consist of fees billed for professional services provided in connection with the audit of the Company’s consolidated financial statements and reviews of our quarterly consolidated financial statements.

  2. Audit Related Fees

Audit related fees consist of assurance and related services that include, but are not limited to, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, and not reported under “Audit fees.” All audit related fees were approved by the Audit Committee.

  3. Tax Fees

Tax fees consist of the aggregate fees billed for professional services for tax compliance, tax advice, and tax planning. These services include preparation of federal income tax returns.

  4. All Other Fees

All other fees consist of fees billed for products and services other than the services reported above.

Pre-Approval Policies and Procedures

Our Audit Committee reviewed the audit services rendered by FORVIS for the years ended December 31, 2023 and December 31, 2024, and concluded that such services were compatible with maintaining the auditors’ independence. All audit, non-audit, tax services, and other services performed by our independent accountants are pre-approved by our Audit Committee to ensure that such services do not impair the auditors’ independence from us. We did not use Plante Moran or FORVIS for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally. We did not engage Plante Moran or FORVIS to provide compliance outsourcing services.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024;
●

discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee);

●

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company; and

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee appointed FORVIS as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and any interim periods.

Audit Committee

Lawrence F. Hagenbuch

R. Rimmy Malhotra

Kathleen Shanahan

APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

SAY-ON-PAY

(Proposal #3)

We are providing stockholders with the opportunity to cast an advisory vote on executive compensation as described below. Pursuant to Section 14A of the Exchange Act, as amended, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say-on-pay”). Accordingly, we are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers disclosed in the section entitled “Compensation of Named Executive Officers” below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. Subject to the outcome of the vote on Proposal #4, the Company anticipates conducting its next say-on-pay vote at the 2026 annual meeting of stockholders.

Our compensation program is designed to support our business goals, promote short- and long-term profitable growth of the Company, and align compensation with the long-term interests of our stockholders.

We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of HireQuest, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure included in this proxy statement.”

Voting Standard

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the say-on-pay proposal.

Because the vote is advisory, it will not be binding upon the Board, and the Compensation Committee or the Board will not be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee and the Board will carefully assess the voting results, and if those results reflect any broadly held issues or concerns, the Board will consult directly with stockholders to better understand their views.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following individuals are our Named Executive Officers (“NEOs”): Richard F. Hermanns, John McAnnar, and Steve G. Crane.

Summary Compensation Table

The following table summarizes the compensation earned by our NEOs during 2024 and 2023:

Name and Principal Position	Year	Salary	Bonus		Stock awards(1)	Option awards	Non-Equity Incentive Plan Compensation		All other compensation	Total
Richard F. Hermanns	2024	$400,465	$-		$-	$-	$48,651	(2)	$-	$449,116
President, Chief Executive Officer, and Chairman	2023	400,000	-		-	-	948,385	(3)	-	1,348,385
John McAnnar	2024	240,056	25,000	(4)	-	-	21,600	(5)	-	286,656
Secretary, Chief Legal Officer, Vice President	2023	220,055	-		188,700	-	72,000	(6)	-	480,755
Steve G. Crane	2024	240,000	-		-	-	21,600	(7)	-	261,600
Chief Financial Officer	2023	31,648	9,692	(8)	128,100	-	-		-	169,440

1.	This column represents the grant date fair value of shares awarded in accordance with U.S. GAAP. The amounts were calculated using the closing price of our stock on the grant date.
2.	Includes 2024 Pre-Tax Income Bonus and Sales Increase Bonus as defined in Mr. Hermanns' employment agreement.
3.	Includes 2023 Pre-Tax Income Bonus and Sales Increase Bonus as defined in Mr. Hermanns' employment agreement.
4.	Discretionary bonus.
5.	Includes 2024 Performance Bonus as defined in Mr. McAnnar's employment agreement.
6.	Includes 2023 Performance Bonus as defined in Mr. McAnnar's employment agreement.
7.	Includes 2024 Performance Bonus as defined in Mr. McAnnar's employment agreement.
8.	Discretionary bonus.

Outstanding Equity Awards at Fiscal Year End

The following table shows our outstanding equity awards held by Named Executive Officers as of December 31, 2024:

	Option Awards				Stock Awards
Name	Number of shares underlying vested options	Number of shares underlying non-vested options	Option exercise price	Option expiration date	Number of shares of stock that have not vested (1)	Market value of shares of stock that have not vested (2)
Richard F. Hermanns	-	-	-	-	17,390	$246,242
John McAnnar	-	-	-	-	10,625	150,450
Steve G. Crane	-	-	-	-	10,000	141,600

1.	These shares vest between June 30, 2025 and June 30, 2027.
2.	The market value is based on our closing stock price of $14.16 on December 31, 2024.

Employment Agreements of our Named Executive Officers

Richard F. Hermanns Employment Agreement

Mr. Hermanns’ employment agreement provides for Mr. Hermanns to continue serving as the Company’s President and Chief Executive Officer during an initial term through August 31, 2025 (the “Term”) and to receive an annual base salary of $400,000, payable at periodic intervals in accordance with normal payroll practices. Mr. Hermanns is eligible for (i) a discretionary bonus with respect to each fiscal year in the Compensation Committee’s sole discretion; (ii) an annual pre-tax income bonus for each fiscal year during the Term equal to annual pre-tax income of the Company and all of its subsidiaries on a combined system-wide basis during the fiscal year multiplied by one-half of one percent and adjusted by the Compensation Committee in good faith to account for extraordinary items; and (iii) an annual sales increase bonus for each fiscal year during the Term equal to eight times the percentage year-over-year increase in System-Wide Sales multiplied by Mr. Hermanns’ then-existing annualized base salary. “System-Wide Sales” is defined as the sum of all sales generated by franchisees of any subsidiary of the Company as well as Company-owned operations on a combined basis.

Mr. Hermanns was granted and issued 50,000 restricted shares of Company common stock pursuant to the Company’s 2019 Plan, subject to the terms and conditions of the plan (the “Hermanns Restricted Shares”). The Hermanns Restricted Shares will vest according to the following schedule: 50% on September 1, 2024, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. Hermanns’ employment under certain conditions. Mr. Hermanns is also entitled to vacation and other employee benefits in accordance with Company policies.

Mr. Hermanns’ employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. Hermanns or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. If Mr. Hermanns’ employment is terminated due to death or disability, Mr. Hermanns or his estate is also entitled to an amount equal to the base salary Mr. Hermanns would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the Hermanns Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. Hermanns resigns for “good reason” (as each of those terms is defined in the agreement), Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the pre-tax income bonus and sales increase bonus, an amount equal to Mr. Hermanns base salary for an eighteen month period, reimbursable expenses, and continued health care benefits at Mr. Hermanns’ expense. In addition, all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards. If the employment terminates due to non-renewal of the agreement, Mr. Hermanns is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the Pre-Tax Income and Sales Increase bonuses, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. Hermanns’ employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the Hermanns Restricted Shares, will lapse such that Mr. Hermanns will be fully vested in such awards.

Steve G. Crane Employment Agreement

Mr. Crane's Employment Agreement provides for Mr. Crane to serve as the Company’s Chief Financial Officer during an initial term through November 12, 2025 (the “Term”) and to receive an annual base salary of $240,000, payable at periodic intervals in accordance with normal payroll practices. Mr. Crane will be eligible for (i) a discretionary bonus with respect to each fiscal year beginning with the fiscal year ending December 31, 2023 in the Compensation Committee’s sole discretion, and (ii) a performance bonus beginning with the fiscal year ended December 31, 2024 of up to 50% of his base salary, subject to approval by the Compensation Committee, upon achieving various tiered goals for improvement in year over year sales, accounts receivable turns, workers’ compensation loss ratio, and maintenance of core staff payroll.

Mr. Crane was granted 10,000 shares of restricted common stock of the Company pursuant to the HireQuest, Inc. 2019 Equity Incentive Plan, subject to the terms and conditions of the plan (the “Crane Restricted Shares”). The Crane Restricted Shares vest according to the following schedule: 50% on the second anniversary of the Effective Date, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. Crane’s employment under certain conditions. Mr. Crane is also entitled to vacation and other employee benefits in accordance with policies.

Mr. Crane’s employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. Crane or his estate will receive any unpaid base salary plus an amount equal to the base salary, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. Crane’s expense. If Mr. Crane’s employment is terminated due to death or disability, Mr. Crane or his estate is also entitled to an amount equal to the base salary Mr. Crane would have earned in the sixty-day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the Crane Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. Crane resigns for “good reason” (as each of those terms is defined in the Employment Agreement), Mr. Crane is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, an amount equal to Mr. Crane’s base salary for a period equal to one month for every year of total employment by the Company or its affiliates up to a maximum of six months, reimbursable expenses, continued health care benefits at Mr. Crane’s expense, and pro-rata vesting of the Crane Restricted Shares calculated as if his restricted stock had vested monthly. If the employment terminates due to non-renewal of the agreement, Mr. Crane is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, and 50% of the Crane Restricted Shares shall immediately vest.

If a “change of control” (generally defined in the Employment Agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. Crane’s employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one-time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the Crane Restricted Shares, will lapse such that Mr. Crane will be fully vested in such awards.

John D. McAnnar Employment Agreement

Mr. McAnnar’s employment agreement provides for Mr. McAnnar to continue serving as the Company’s Vice President, Chief Legal Officer, and Secretary during an initial term through August 31, 2025 (the “Term”) and to receive an annual base salary of $240,000, payable at periodic intervals in accordance with normal payroll practices. He is also be eligible for (i) a discretionary bonus with respect to each fiscal year in the Compensation Committee’s sole discretion; and (ii) an annual performance bonus of up to 50% of his base salary upon achieving various tiered goals for improvement in year over year sales, accounts receivable turns, workers’ compensation loss ratio, and maintenance of core staff payroll.

Mr. McAnnar was granted and issued 10,000 restricted shares of Company common stock pursuant to the Company’s 2019 Plan, subject to the terms and conditions of the plan (the “McAnnar Restricted Shares”). The McAnnar Restricted Shares vest according to the following schedule: 50% on September 1, 2025, and 6.25% per fiscal quarter for each of the first eight fiscal quarters occurring thereafter subject to accelerated vesting upon termination of Mr. McAnnar’s employment under certain conditions. Mr. McAnnar is also entitled to vacation and other employee benefits in accordance with Company policies.

Mr. McAnnar’s employment can be terminated at any time for cause or without cause subject to 60 days’ notice. If the employment is terminated for cause or due to death or disability, Mr. McAnnar or his estate will receive any unpaid base salary plus accrued paid time off or vacation, accrued and unpaid bonuses, reimbursable expenses, and continued health care benefits at Mr. McAnnar’s expense. If Mr. McAnnar’s employment is terminated due to death or disability, Mr. McAnnar or his estate is also entitled to an amount equal to the base salary Mr. McAnnar would have earned in the sixty day period following his death or permanent disability, the limited death, disability, and income continuation benefits provided under any applicable plan, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly.

If the employment is terminated by the Company without “cause” or Mr. McAnnar resigns for “good reason” (as each of those terms is defined in the agreement), Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the performance bonus, an amount equal to Mr. McAnnar’s base salary for a period equal to one month for every year of total employment by the Company and its affiliates up to a maximum of six months, reimbursable expenses, continued health care benefits at Mr. McAnnar’s expense, and pro-rata vesting of the McAnnar Restricted Shares calculated as if his restricted stock had vested monthly. If the employment terminates due to non-renewal of the agreement, Mr. McAnnar is entitled to receive any unpaid base salary plus accrued paid time off or vacation, pro-rated payment of the Performance Bonus, and 50% of the McAnnar Restricted Shares shall immediately vest.

If a “change of control” (generally defined in the agreement at the 50% level) occurs prior to the end of the Term, the agreement is extended automatically for a one-year renewal period beginning on the date of the change of control (a “Post-Change of Control Renewal Period”). If Mr. McAnnar’s employment is terminated during the Post-Change of Control Renewal Period, he is entitled to a one time, lump-sum severance payment equal to 150% of his base salary then in effect, and all restrictions on outstanding equity awards, including the McAnnar Restricted Shares, will lapse such that Mr. McAnnar will be fully vested in such awards.

Executive Stock Purchase Matching Program

On September 25, 2019, the Board approved an executive stock purchase matching program applicable to Messrs. Hermanns, Crane, and McAnnar, under which the Company will match 20% of the purchases of common stock of the Company that an executive makes during the period ending upon the executive’s termination from employment with the Company (which purchases do not include stock received by the executive as compensation unless pre-approved by the Board), subject to certain terms and conditions including: the shares issued pursuant to the match will be restricted shares issued under the Company’s 2016 Plan or 2019 Plan, as applicable, which will not vest until the second anniversary of the date on which the triggering purchase was made; the number of shares of matching restricted stock that the Company can issue to any one executive pursuant to the match may not exceed a value of $25,000 in the aggregate in any one-year period; and the shares of matching restricted stock will only vest if the executive is employed by the Company and/or a subsidiary on the vesting date and owns at least the same number of shares of Company common stock that were matched at the time of the triggering purchase.

Pay Versus Performance

The Company is providing the following disclosure in response to Item 402(v) of Regulation S-K. The information set forth below was not used by the Compensation Committee in setting compensation for our named executive officers as set forth in the Summary Compensation Table. The disclosure in this section is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Pay Versus Performance Table

(a)	(b)	(c)	(d)		(e)		(f)	(g)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)		Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income
2024	$449,116	$389,536	$274,128		$261,440		$74	$3,672,000
2023	1,348,385	1,527,565	310,435	(4)	318,101	(5)	78	6,135,000
2022	2,276,745	2,447,309	308,850		551,609		80	12,458,106

1.	Reflects, in column (b), total compensation reported in the Summary Compensation Table (SCT) for our chief executive officer, Richard F. Hermanns, and, in column (d), average total compensation reported in the SCT for our non-PEO named executive officers, in each case for the years 2024, 2023, and 2022. The non-PEO named executive officers for all or a portion of 2024 are Steve G. Crane and John D. McAnnar. The non-PEO named executive officers for all or a portion of 2023 and 2022 are Steve G. Crane, David S. Burnett, and John D. McAnnar.
2.	Reflects, in column (c), compensation actually paid to our PEO and, in column (e), average compensation actually paid to our non-PEO named executive officers, in each case for the years 2024, 2023, and 2022, consisting of the respective amounts set forth in columns (b) and (d) of the table, adjusted as set forth in the applicable table below, as determined in accordance with SEC rules.
3.	Represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2024, 2023, and 2022, respectively assuming an investment of $100 on December 31, 2021. The TSR reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K and assumes reinvestment of all dividends.
4.	Because David Burnett served as CFO until November 13, 2023 when Steve G. Crane replaced him, and because the two did not overlap, the value in this item may appear to be lower than it would have been in a year without a change in principal financial officer. If the two had been aggregated and treated as one for purposes of this calculation, the average would have been $465,653.
5,	See note 4, above.

The following table sets forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at compensation "actually paid" to our PEO during each of the years in question:

Adjustments to Determine Compensation "Actually Paid" for PEO	2024	2023	2022
Deduction for amounts reported under the "Stock awards" column and stock portion of "Non-Equity Plan Incentive Compensation" column in the SCT	$-	$-	$944,997
Deduction for amounts reported under the "Option awards" columns in the SCT	-	-	-
Increase for Fair Value* as of year-end of awards granted during year that remain outstanding and unvested as of year end	-	-	955,414
Increase for Fair Value* as of the vesting date of awards granted during year that vested during year	-	-	-
Increase/deduction for Change in Fair Value* from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(30,946)	(5,885)	92,485
Increase/deduction for Change in Fair Value* from prior year-end to vesting date of awards granted prior to year that vested during year	(39,542)	170,822	57,062
Deduction of Fair Value* as of prior year-end of awards granted prior to year that were forfeited during year	-	-	-
Increase based upon Incremental Fair Value*, if any, of awards modified during year	-	-	-
Increase based upon dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	10,908	14,242	10,600
Total Adjustments	(59,580)	179,180	170,564

*Awards include those in the "Stock awards" column and the stock portion of the the "Non-Equity Incentive Plan Compensation" column. The Fair Value or Change in Fair Value, as applicable, of the equity award adjustments was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such Fair Values, such as assumed volatility and risk-free rate differ from those used at the time of grant due to the fluctuation in the stock price and the corresponding Monte Carlo Value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

The following table sets forth the adjustments made during each year represented in the Pay Versus Performance Table to arrive at average compensation "actually paid" to our Non-PEO named executive officers during each of the years in question:

Adjustments to Determine Average Compensation "Actually Paid" for Non-PEO Named Executive Officers	2024	2023	2022
Deduction for amounts reported under the "Stock awards" column and stock portion of "Non-Equity Plan Incentive Compensation" column in the SCT	$-	$105,600	$-
Deduction for amounts reported under the "Option awards" column in the SCT	-	-	-
Increase for Fair Value* as of year-end of awards granted during year that remain outstanding and unvested as of year-end	-	102,333	-
Increase for Fair Value* as of the vesting date of awards granted during year that vested during year	-	-	-
Increase/deduction for Change in Fair Value* from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(12,644)	(1,288)	214,982
Increase/deduction for Change in Fair Value* from prior year-end to vesting date of awards granted prior to year that vested during year	(2,763)	10,124	24,320
Deduction of Fair Value* as of prior year-end of awards granted prior to year that were forfeited during year	-	-	-
Increase based upon Incremental Fair Value*, if any, of awards modified during year	-	-	-
Increase based upon dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	2,719	2,097	6,912
Total Adjustments	(12,688)	7,666	242,759

*Awards include those in the "Stock awards" column and the stock portion of the "Non-Equity Incentive Plan Compensation" column. The Fair Value or Change in Fair Value, as applicable, of the equity award adjustments was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such Fair Values, such as assumed volatility and risk-free rate differ from those used at the time of grant due to the fluctuation in the stock price and the corresponding Monte Carlo Value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K.

Pay Versus Performance Comparative Disclosure

Compensation Actually Paid and Total Shareholder Return

The Company believes that the amount of "compensation actually paid" to our PEO and "average compensation actually paid" to our other NEOs is appropriately aligned with the Company's total shareholder return set forth in the above table. This alignment is due, in large part, to the fact that a significant portion of the compensation paid to our NEOs is comprised of equity awards, including contractual bonuses which our executives may elect to receive fully or partially in Company stock. For example, while in 2024, NEO compensation did not include stock compensation because of our employment agreement renewal cycle, in 2023, approximately 34.0% of the value of total compensation awarded to our non-PEO NEOs was comprised of equity awards of restricted shares of company common stock. Given the renewal cycle of our PEO's contract his 2023 total compensation did not include equity. In 2022, approximately 36.6% of the value of total compensation awarded to our NEOs, including our PEO, was comprised of equity awards of restricted shares of Company common stock inclusive of stock elections in lieu of cash bonus payments. Because our NEOs are awarded restricted shares of common stock upon renewal of their employment agreements which occurs every two years for Non-PEO NEOs and every three years for our PEO, the amounts listed in the "Stock Awards" column of the SCT appear to vary significantly. While TSR was slightly negative in 2024 compared to 2023, we believe our industry continues to face headwinds and that TSR has been impacted as a result. In addition, utilizing December 31, 2021, when the cycle of our industry was at a more favorable point creates negative comparisons. Still, as TSR decreased in 2024 and 2023, so did the compensation actually paid to our PEO (-74.5% in 2024 and -37.5% in 2023) and average compensation paid to our non-PEO NEOs (-17.8% for 2024 and -42.3% or -15.5% in 2023 if David Burnett and Steve G. Crane had been aggregated and treated as one during their overlapping service year).

Compensation Actually Paid and Net Income

The Company believes that the amount of "compensation actually paid" to our PEO and "average compensation actually paid" to our other NEOs is appropriately aligned with the Company's net income as set forth in the above table. This alignment is due, in large part, to the bonus structure the Compensation Committee has in place for our NEOs. Historically, the bonus has been a significant driver of total compensation, particularly, with respect to our PEO. The bonus, with respect to our PEO, is largely tied to increase in system-wide-sales, which, in turn, contribute directly to our revenue. For our Non-PEO NEOs, bonuses are determined based on a formula with inputs regarding six key profitability drivers: same store system-wide-sales increase, new store system-wide-sale increase, sales from acquisitions, maintenance of permanent payroll within historical norms, improvement on accounts receivable turns, and improvements in our workers' compensation loss ratio. Although a significant portion of the decrease in net income which occurred in 2024 vs. 2023 was due to a non-cash write off of intangible assets as more fully set forth in our Annual Report on Form 10-K for 2024, our PEO and Non-PEO NEOs also experienced a decrease in overall compensation. As our net income decreased in 2023 compared to 2022 these bonuses as well as total compensation actually paid to our NEOs decreased significantly as set forth above.

Clawback Policy

In December 2023, in accordance with Nasdaq requirements, our Board adopted a clawback policy to provide for the recovery of erroneously awarded executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy is designed to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder and the applicable Nasdaq listing rules.  A copy of the policy is filed as Exhibit 97.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2024.

Retirement Plans

The Company currently sponsors a qualified 401(k) retirement plan for its corporate employees. Highly compensated employees, including all of the Company’s named executive officers, are not allowed to participate.

The Company also currently sponsors a non-qualified deferred compensation plan for its highly compensated corporate employees including the Company's named executive officers.

Equity Compensation Plan Information Table

Upon adoption of the 2019 Equity Incentive Plan, no further awards were made under the 2016 Stock Incentive Plan. However, all then-outstanding awards under the 2016 Stock Incentive Plan continued in effect in accordance with the terms of the 2016 Plan. Accordingly, the following information is provided with respect to our 2016 Stock Incentive Plan and our 2019 Stock Incentive Plan as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,916	$5.47	927,388
Equity compensation plans not approved by security holders	---	---	---
Total	12,916	$5.47	927,388

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

SAY-ON-FREQUENCY

(Proposal #4)

The federal law that requires each U.S. public company to hold a “say-on-pay” advisory vote also requires that shareholders be asked to vote on the frequency of “say-on-pay” votes. Pursuant to this law, which is set forth in Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to vote on whether future “say-on-pay” votes such as the one in Proposal 3, above, should occur every year, every two years, or every three years. This vote on the frequency of “say-on-pay” votes is advisory in nature and must be held at least once every six years.

The Company welcomes the opportunity to submit the three alternative frequencies to our stockholders for consideration. Some commentators have said that a two-year or three-year frequency might be better aligned with compensation trends or programs and would place less emphasis on the results or actions of a single year; other commentators have stated that an annual vote provides a company with more opportunity for timely feedback and reflects a higher level of corporate governance. We are prepared to operate under any of the three alternative frequencies and look forward to the stockholder vote for input.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. The Board believes that holding an advisory vote every year establishes the preferred level of corporate governance and therefore the Board recommendation on this matter is to approve “ONE YEAR.” Your shares will not be voted on this matter unless you specifically indicate your preference among the choices.

Voting Standard

This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote ONE YEAR on the say-on-frequency proposal.

Because the vote is advisory, it will not be binding upon the Board, and the Compensation Committee or the Board will not be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee and the Board will carefully assess the voting results in determining the frequency of future say-on-pay votes.

OTHER MATTERS PRESENTED AT THE ANNUAL MEETING

There are no stockholder proposals for the Annual Meeting. The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Proposals to be included in the Company’s Proxy Statement

Stockholders wishing to submit proposals for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders under Rule 14a-8 must ensure that such proposals meet the requirements of Rule 14a-8, in addition to those imposed by our bylaws, and are received by the Company at 111 Springhall Drive, Goose Creek, SC 29445, Attention: John D. McAnnar, on or before January 5, 2026 (unless the date of the 2026 annual meeting is not within 30 days of June 18, 2026, in which case the deadline will be a reasonable time before we begin to print and send the proxy materials for the 2026 annual meeting).

Universal Proxy Solicitations

To solicit proxies in support of director nominees other than the Company's nominees pursuant to Rule 14a-19, a person must, in addition to satisfying any applicable bylaw requirements, provide notice to the Company at 111 Springhall Drive, Goose Creek, SC 29445, Attention: John D. McAnnar, as described below. Such notice must comply with the requirements of SEC Rule 14a-19 and be postmarked or transmitted electronically to the Company at its executive offices no later than April 19, 2026 (unless the date of the 2026 annual meeting is not within 30 calendar days of June 18, 2026, in which case notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made.

Other Proposals and Nominations

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our 2026 annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on March 21, 2026 and not earlier than February 19, 2026 (unless the date of the 2026 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the Annual Meeting, in which case, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 annual meeting, or (ii) the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made). The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC. Copies of our bylaws are available on our website, www.hirequest.com, by selecting “Invest in HireQuest,” then selecting “Investor Relations,” and finally looking under the “Corporate Governance” tag, or may be obtained from the Corporate Secretary at no charge by requesting a copy in writing.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 (without exhibits) accompanies the notice of meeting and this proxy statement. The Annual Report is incorporated herein by reference. We will furnish to any stockholder, free of charge upon written request, any exhibit described in the list accompanying the Form 10-K. Any request should include a representation that the stockholder was the beneficial owner of shares of our common stock on April 28, 2025, the record date for the 2025 Annual Meeting, and should be directed to John D. McAnnar, Secretary and General Counsel, at 111 Springhall Drive, Goose Creek, SC 29445.

HOUSEHOLDING

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering only one set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of proxy materials per household. If you would like to receive a separate set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

By the Order of the Board of Directors

/s/ John D. McAnnar

John D. McAnnar
Corporate Secretary

April 30, 2025

HireQuest Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

HIREQUEST, INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 17, 2025.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting.
To attend the annual meeting, visit:
https://www.cstproxy.com/hirequest/2025

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2, AND 3, AND "ONE YEAR" FOR PROPOSAL 4.

1. Election of Directors
   (1) Richard F. Hermanns
   (2) R. Rimmy Malhotra
   (3) Lawrence F. Hagenbuch
   (4) Kathleen Shanahan
   (5) Edward Jackson
   (6) Jack A. Olmstead

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of the selection of Forvis Mazars as the independent registered public accounting firm for the year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. An advisory vote regarding approval of compensation paid to named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2025**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

HireQuest Proxy Card Rev1 Back

2025

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the Proxy Statement, 2024 Annual Report on Form 10-K and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/hirequest/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HIREQUEST, INC.

The undersigned appoints Richard F. Hermanns and John D. McAnnar, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of HireQuest, Inc. held of record by the undersigned at the close of business on April 28, 2025 at the Annual Meeting of Stockholders of HireQuest, Inc. to be held on June 18, 2025, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND FOR "ONE YEAR" ON PROPOSAL 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)